Exhibit 99(d)

SPECIAL MEETING OF SHAREHOLDERS OF

TABERNA REALTY FINANCE TRUST

DECEMBER 11, 2006

Please mark, sign, date and

mail your proxy card

promptly in the enclosed

envelope.

¯  Please detach along perforated line and mail in the envelope provided.  ¯

THE BOARD OF TRUSTEES RECOMMENDS A VOTE FOR PROPOSAL 1 AND FOR PROPOSAL 2. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE	☒

FOR AGAINST ABSTAIN

1.      Proposal to approve the merger contemplated by the Agreement and Plan of Merger, dated as of June 8, 2006, by and among RAIT Investment Trust (“RAIT”), Taberna Realty Finance Trust (“Taberna”) and RT Sub Inc., a newly-formed subsidiary of RAIT, pursuant to which RT Sub will merge with and into Taberna and each Taberna Share will be converted into 0.5389 of a RAIT common share.

☐ ☐ ☐

		2. Proposal to adjourn the special meeting if necessary or appropriate to permit further solicitation of proxies.	☐ ☐ ☐

This proxy, when properly executed, will be voted in the manner specified herein by the undersigned. If no choice is specified, this proxy will be voted FOR Proposal 1 and FOR Proposal 2. This proxy also delegates discretionary authority to vote with respect to any other matter that may properly come before the Special Meeting or any adjournment, postponement or continuation thereof. By executing this proxy, the undersigned hereby revokes all prior proxies.

		Please check the box if you plan to attend the meeting	☐
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

TABERNA REALTY FINANCE TRUST

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE

BOARD OF TRUSTEES OF TABERNA REALTY FINANCE TRUST

FOR THE SPECIAL MEETING OF THE SHAREHOLDERS ON DECEMBER 11, 2006

The undersigned hereby appoints Raphael Licht and Jack E. Salmon, and each of them, the lawful attorneys and proxies of the undersigned, each with the power to appoint such proxy’s substitute, and hereby authorizes them, or either of them, to vote as specified on the matters set forth on the reverse side all of the common shares of beneficial interest of Taberna Realty Finance Trust held of record by the undersigned on October 20, 2006 at the Special Meeting of Shareholders of Taberna Realty Finance Trust, to be held Monday, December 11, 2006 and at any and all adjournments, postponements or continuations thereof.

(Continued and to be signed on the reverse side)

SPECIAL MEETING OF SHAREHOLDERS OF

TABERNA REALTY FINANCE TRUST

DECEMBER 11, 2006

PROXY VOTING INSTRUCTIONS

MAIL - Date, sign and mail your proxy card in the envelope provided as soon as possible.

- OR -

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

- OR -

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.

COMPANY NUMBER
ACCOUNT NUMBER

You may enter your voting instructions at 1-800-PROXIES or www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date.

¯  Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.  ¯

THE BOARD OF TRUSTEES RECOMMENDS A VOTE FOR PROPOSAL 1 AND FOR PROPOSAL 2. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE	☒

FOR AGAINST ABSTAIN

1.      Proposal to approve the merger contemplated by the Agreement and Plan of Merger, dated as of June 8, 2006, by and among RAIT Investment Trust (“RAIT”), Taberna Realty Finance Trust (“Taberna”) and RT Sub Inc., a newly-formed subsidiary of RAIT, pursuant to which RT Sub will merge with and into Taberna and each Taberna Share will be converted into 0.5389 of a RAIT common share.

☐ ☐ ☐

		2. Proposal to adjourn the special meeting if necessary or appropriate to permit further solicitation of proxies.	☐ ☐ ☐

This proxy, when properly executed, will be voted in the manner specified herein by the undersigned. If no choice is specified, this proxy will be voted FOR Proposal 1 and FOR Proposal 2. This proxy also delegates discretionary authority to vote with respect to any other matter that may properly come before the Special Meeting or any adjournment, postponement or continuation thereof. By executing this proxy, the undersigned hereby revokes all prior proxies.

		Please check the box if you plan to attend the meeting	☐
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.